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                                                                   EXHIBIT 10.11

NATIONSBANK, N.A.
8300 Greensboro Drive
McLean, VA  22102

                   MODIFICATION OF SECURED CREDIT AGREEMENT

THIS MODIFICATION OF SECURED CREDIT AGREEMENT (this "Agreement") is made as of June 1, 1999, by and between Proxicom, Inc. (the "Borrower") and NationsBank, N.A. (the "Bank"), witnesseth:

WHEREAS, on October 30, 1998, the Borrower obtained a note in the maximum principal amount of Ten Million and 00/100 Dollars ($10,000,000.00) (the "Loan"); and

WHEREAS, the Borrower executed a SECURED CREDIT AGREEMENT dated October 30, 1998 (the "Credit Agreement") outlining specific terms and conditions governing the Loan; and

WHEREAS, the Borrower has requested and the Bank has agreed to amend the Credit Agreement provided that the Borrower executes this Agreement.

NOW, THEREFORE, in consideration of the premises, the sum of $1.00 and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1) The statements set forth above are true and accurate in every respect and are incorporated herein by reference.

2)    The Loan Agreement is hereby amended as follows:

      ARTICLE V  FINANCIAL COVENANTS

      Section 5.1  Certain Definitions

      "Minimum Compliance Level" shall be deleted entirely.

      Section 5.2, establishing a Net Worth minimum, Section 5.3, establishing a maximum Fixed Charge Coverage and Section 5.4, establishing a Funded Debt Ratio are hereby deleted. The following language is inserted as Section 5.2:
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      5.2 Liquidity Maintenance.  Maintain Liquid Assets equal to no less than
          $10,000,000.00.

3) Except as expressly amended herein, all of the provisions of the Loan Agreement shall remain in full force and effect. This Agreement shall in no way operate as a novation, release, or discharge of any of the provisions of the Loan Agreement (except as amended herein), or any indebtedness thereby evidenced.

IN WITNESS WHEREOF, and intending to create an instrument under seal, the Borrower and the Bank have duly executed this Agreement under seal as of the day and year first written above.

                                 BORROWER:
                                 Proxicom, Inc.

                                 By:/s/ Christopher Capuano    (SEAL)
                                 ------------------------------------------
                                 Name:  Christopher Capuano
                                 Title:  Vice President

                                 BANK:
                                 NATIONSBANK, N.A.

                                 By:/s/ Jean Reavis            (SEAL)
                                 ------------------------------------------
                                 Name:  Jean Reavis
                                 Title:  Vice President



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                           NOTE MODIFICATION AGREEMENT

                        BY AND BETWEEN NATIONSBANK, N.A.
                              ("BANK"/"LENDER") AND

                                 PROXICOM, INC.
                                  ("BORROWER")

                                                 EFFECTIVE AS OF:  May 5, 1999

On or about October 30, 1998, (Note Date), Borrower executed a Promissory Note 315 (Note Number) ("Note") in favor of Bank/Lender. This note was in the original principal face amount of $10,000,000.00 bearing interest at Libor Plus 2.00% per annum with a stated time maturity date (including all prior renewals, if any) of August 31, 2000. Bank/Lender remains the owner and holder of the Note and has agreed with Borrower to modify certain provisions of the Note. Now, therefore, in consideration of these premises and the exchange of other good and valuable consideration, the receipt of which is hereby acknowledged, Bank/Lender and Borrower agree to modify the Note as follows:

      The interest rate is changed to: The Rate shall be the Eurodollar Rate, Plus 1.50% percent per annum. The "Eurodollar Rate" is a fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Telerate Page 3760 (or any successor page) as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the fluctuating rate of interest equal to the one month rate of interest (rounded upwards, if necessary to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the one month London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) on the second preceding business day, as adjusted from time to time in Bank's sole discretion for then-applicable reserve requirements, deposit insurance assessment rates and other regulatory costs; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

The term Borrower as used in this Agreement shall be construed as singular or plural to correspond with the number of persons executing this Agreement as Borrower.
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All other terms, conditions and covenants in the Note shall be and remain in full force and effect. When executed by Bank/Lender and Borrower, this Agreement shall be attached to and become a part of the Note.

NOTICE OF FINAL AGREEMENT.

THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN BORROWER AND BANK/LENDER AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN BORROWER AND BANK/LENDER. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND BANK/LENDER.

IN WITNESS WHEREOF, the undersigned has caused this Note Modification Agreement to be executed under seal by Borrower on this 1 day of June, 1999.

NationsBank, N.A.

By /s/ Jean Reavis
   ------------------------
Name:  Jean Reavis
Title:  Vice President

Corporate or Partnership Borrower:

Proxicom, Inc.

By /s/ Christopher Capuano
   ------------------------
Name:  Christopher Capuano
Title:  Vice President

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